UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2019
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On September 17, 2019, Gregory J. Iverson, Chief Financial Officer (principal financial officer and principal accounting officer) of Overstock.com, Inc. (the “Company”), notified the Company of his resignation effective September 17, 2019. No separation agreement was entered into with Mr. Iverson in connection with his resignation.

(c)     On September 20, 2019, the Company appointed Robert P. Hughes, as Acting Chief Financial Officer of the Company (principal financial officer and principal accounting officer), effective September 20, 2019. Since April 2018, Mr. Hughes, age 59, served as the Chief Financial Officer of DeSoto Inc., and later President of Medici Land Governance, Inc, the Company’s indirectly-held subsidiaries. Mr. Hughes will continue to serve as President, Medici Land Governance. Prior to his roles at DeSoto and Medici Land Governance, Mr. Hughes served as the Company’s Vice President and Controller from 2008 to 2013 and served as the Company’s Senior Vice President, Finance and Risk Management (principal financial officer and principal accounting officer) from 2013 to 2018. Mr. Hughes is not and has not been involved in any related-party transactions with Overstock requiring disclosure. Mr. Hughes does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

Mr. Hughes will have an annual salary of $400,000 and will be eligible to participate in the compensation and benefit programs generally available to the Company’s senior officers. His employment has no specified term and will be on an at-will basis.

On September 23, 2019, the Company announced that its board of directors appointed Jonathan E. Johnson III to serve as the Company’s Chief Executive Officer. Mr. Johnson, age 53, has been serving as the Company’s Interim Chief Executive officer since August 22, 2019. Mr. Johnson joined the Company in September 2002 and has served as a member of the Company’s board of directors since May 2013. Mr. Johnson also serves as President, Medici Ventures. He served as Overstock’s President from July 2008 to February 2013, as Overstock’s Acting Chief Executive Officer from February 2013 to April 2013, as Executive Vice Chairman of the Board from April 2013 to April 2014, and as Chairman of the Board from May 2014 to May 2017. Mr. Johnson’s salary and benefits will remain unchanged. Mr. Johnson is not and has not been involved in any related-party transactions with Overstock requiring disclosure. Mr. Johnson does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

Item 7.01 Regulation FD

On September 23, 2019, the Company issued a press release regarding Mr. Johnson’s appointment as Chief Executive Officer and Mr. Hughes’s appointment as Acting Chief Financial Officer. A copy of the press releases is furnished herewith as Exhibit 99.1 and incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1	Press Release dated September 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal & General Counsel
Date:	September 23, 2019